Exhibit 10.1

AMENDMENT NO. 3 TO CREDIT AGREEMENT

This Amendment No. 3 to Credit Agreement (this “Amendment”) dated as of November 10, 2017 (the “Effective Date”) is among Lilis Energy, Inc. (the “Borrower”), certain subsidiaries of the Borrower party hereto (each, a “Guarantor” and collectively, the “Guarantors”), Wilmington Trust, National Association, as administrative agent (the “Administrative Agent”), Värde Partners, Inc., (“Värde”) in its capacity as the Lead Lender (as defined in the Credit Agreement (as defined below)) and the other Lenders (as defined below) party hereto.

INTRODUCTION

Whereas, the Borrower, the Guarantors, the Administrative Agent, Värde as the Lead Lender (as defined therein) and the other lenders party thereto from time to time (the “Lenders”) are parties to that certain Credit Agreement dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Whereas, the Borrower has requested that Administrative Agent and the Lenders amend the Credit Agreement in certain respects as set forth herein, and the Administrative Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; Other Definitional Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, and in reliance on the representations and warranties contained in Section 3 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Amendment No. 3 Effective Date” means November 10, 2017.

“Delayed Draw Availability Amount” means, as of any date, an amount equal to (x) $70,000,000, minus (y) the principal amount of any Delayed Draw Term Loans made prior to such date, plus (z) the amount of any Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date that have been mandatorily prepaid pursuant to Section 2.07(e) after the occurrence of a KEW Acquisition Prepayment Event but not subsequently reborrowed pursuant to Section 2.02(b).

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Delayed Draw Term Loan Commitment Amount” and “Delayed Draw Term Loan Commitment Percentage” in their entirety as set forth below:

“Delayed Draw Term Loan Commitment Amount” means, as to any Lender, the dollar amount, if any, set forth opposite such Lender’s name on Schedule 2.01 under the column “Delayed Draw Term Loan Commitment Amount” as of such date or as set forth in the Assignment and Assumption pursuant to which such Lender became party hereto.

“Delayed Draw Term Loan Commitment Percentage” means, as to any Lender, (i) on the Effective Date, the percentage, if any, set forth opposite such Lender’s name on Schedule 2.01 under the column “Delayed Draw Term Loan Commitment Percentage” as of such date and (ii) on any date following the Effective Date, the percentage equal to (a) the Delayed Draw Term Loan Commitment Amount of such Lender on such date, plus the principal amount of the Delayed Draw Term Loan held by such Lender on such date divided by (b) the aggregate Delayed Draw Term Loan Commitment Amounts of all Lenders on such date plus the aggregate principal amount of the Delayed Draw Term Loan on such date.

“Pre-Approved Acquisition Letter” means that certain letter agreement, dated as of November 10, 2017, from Borrower and acknowledged by the Lead Lender.

(c) Section 2.02(b) of the Credit Agreement is hereby amended by amending and restating such Section 2.02(b) in its entirety as set forth below:

(b) On the terms and subject to the conditions set forth herein, Lenders severally agree to make term loans (collectively, the “Delayed Draw Term Loans”) to the Borrower, during the Delayed Draw Term Loan Funding Period, in multiple draws (each a “Delayed Term Loan Draw”) up to an aggregate principal amount not to exceed the Delayed Draw Availability Amount as of such date. Each Lender’s obligation to fund a Delayed Term Loan Draw shall be limited to such Lender’s Delayed Draw Term Loan Commitment Percentage of such Delayed Term Loan Draw requested by the Borrower hereunder. No Lender shall have any obligation to fund any portion of the Delayed Draw Term Loans unless the proceeds of such Delayed Draw Term Loan are used for a Pre-Approved Acquisition, reasonable drilling and completion costs in the ordinary course of business of the Borrower and other general corporate purposes (solely with respect to the Delayed Draw Term Loans incurred on or after the Amendment No. 3 Effective Date) or such other uses as are satisfactory to the Lenders providing such Delayed Draw Term Loan, in their sole discretion. The Delayed Draw Term Loan Commitment shall terminate at the end of the Delayed Draw Term Loan Funding Period, if not earlier pursuant to the terms of this Agreement. The Borrower shall not have any right to reborrow any portion of the Delayed Draw Term Loans which is repaid or prepaid from time to time; provided that in the event of any mandatory prepayment of the Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date in part or in full after the occurrence of a KEW Acquisition Prepayment Event pursuant to Section 2.07(e), then the Borrower shall have the right to reborrow the full principal amount of Delayed Draw Term Loans that were incurred on the Amendment No. 1 Effective Date and subsequently mandatorily prepaid in accordance with Section 2.07(e). Delayed Term Loan Draws shall be made pursuant to a Borrowing Request to be delivered to the Administrative Agent pursuant to Section 2.03. Each such request for a Delayed Term Loan Draw shall be in a minimum amount of the lesser or (x) $5,000,000, and, if greater, in integral multiples of $1,000,000 thereon, and (y) the amount of the remaining Delayed Term Loan Draw Commitment as of such date.

(d) The last sentence of Section 11.02(b) of the Credit Agreement is hereby amended by amending and restating such sentence in its entirety as set forth below:

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date (other than any Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date which have been re-borrowed following a mandatory prepayment made pursuant to Section 2.07(e) after the occurrence of a KEW Acquisition Prepayment Event) shall not be convertible at the option of the Lenders during the Specified KEW Acquisition Period prior to the consummation of the KEW Acquisitions or Alternate Approved Acquisitions (it being understood and agreed that following the Specified KEW Acquisition Period, the Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date shall be convertible at the option of the Lenders).

(e) Schedule 2.01 of the Credit Agreement is hereby amended by amending and restating such Schedule 2.01 in its entirety as set forth on Annex I attached hereto.

Section 3. Representations and Warranties. Each Credit Party hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in Article III of the Credit Agreement and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date; (b) after giving effect to this Amendment, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Loan Documents are valid and subsisting and secure the Credit Parties’ obligations under such Loan Documents.

Section 4. Conditions to Effectiveness. This Amendment shall become effective on the Effective Date and enforceable against the parties hereto upon the satisfaction of the following conditions precedent:

(a) the Administrative Agent and the Lead Lender shall have received this Amendment duly executed by the Borrower, the Guarantors, the Administrative Agent, the Lenders party hereto (which constitute all Lenders party to the Credit Agreement) and the Lead Lender;

(b) the Borrower shall have paid on or about the Effective Date all costs and expenses which are payable pursuant to Section 10.03 of the Credit Agreement and which have been invoiced no later than one Business Days prior to the date hereof; and

(c) the Administrative Agent and the Lead Lender shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of Bracewell LLP, counsel for the Credit Parties and applicable local counsel, covering such matters relating to the Credit Parties and this Amendment as the Lead Lender shall reasonably request.

Section 5. Acknowledgments and Agreements.

(a) The Borrower shall use commercially reasonable efforts to amend or supplement any effective registration statement (including, if necessary, by filing a new registration statement) providing for the registration of Common Stock issuable upon Conversion of the Loans if reasonably necessary, in the judgment of the Lead Lender, to register any additional shares of Common Stock with may be issued under any Delayed Draw Term Loans borrowed after the Amendment No. 3 Effective Date (other than any Delayed Draw Term Loans incurred on the Amendment No. 1 Effective Date which have been re-borrowed following a mandatory prepayment made pursuant to Section 2.07(e) after the occurrence of a KEW Acquisition Prepayment Event); provided, however, that the Borrower shall not be required to file any such amendment, supplement or new registration statement at any time prior to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(b) Each Credit Party acknowledges that on the date hereof, all outstanding Obligations are payable in accordance with their terms and each Credit Party waives any defense, offset, counterclaim or recoupment, in each case existing on the date hereof, with respect to such Obligations. Each Credit Party does hereby adopt, ratify, and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement are not impaired in any respect by this Amendment.

(c) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.

Section 7. Reaffirmation of Liens. Each Credit Party (a) is party to certain Security Documents securing and supporting the Obligations under the Loan Documents, (b) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (c) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an acceptable security interest in the collateral to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified.

Section 8. Counterparts. This Amendment may be signed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 10. Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. Section 10.09 of the Credit Agreement is hereby incorporated by reference herein mutatis mutandis.

Section 12. Instruction to Administrative Agent. The Lenders hereby (i) authorize and instruct the Administrative Agent to execute and deliver this Amendment and (ii) acknowledge and agree that the instruction set forth in this Section 12 constitutes an instruction from the Lenders under the Loan Documents, including Section 9.03 and Section 9.04 of the Credit Agreement.

Section 13. RELEASE. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the Effective Date and are in any way directly or indirectly arising out of or in any way connected to any of this Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 13 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 13. In entering into this Amendment, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 13 shall survive the termination of this Amendment, the Credit Agreement and the other Loan Documents and payment in full of the Obligations.

Section 14. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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EXECUTED to be effective as of the date first above written.

BORROWER:

LILIS ENERGY, INC.
By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

GUARANTORS:

BRUSHY RESOURCES, INC.
HURRICANE RESOURCES LLC
LILIS OPERATING COMPANY, LLC
IMPETRO OPERATING, LLC
IMPETRO RESOURCES, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Alisha Clendaniel
Name:	Alisha Clendaniel
Title:	Banking Officer

LEAD LENDER:

VÄrde Partners, Inc.

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

SEVERALLY AND NOT JOINTLY FOR EACH ENTITY LISTED BELOW:

By:	/s/ Markus Specks
Name:	Markus Specks
Title:	Managing Director

The VÄRDE Fund VI-A, L.P.
By	Värde Investment Partners G.P., LLC, Its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

VÄRDE INVESTMENT PARTNERS, L.P.
By	Värde Investment Partners G.P., LLC, Its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XI (MASTER), L.P.
By	Värde Fund XI G.P., LLC, Its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

VÄRDE investment partners (offshore) master, L.p.
By	Värde Investment Partners G.P., LLC, Its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

THE VÄRDE SKYWAY Master fund, L.P.
By	The Värde Skyway Fund G.P., LLC, Its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

THE VÄRDE FUND XII (mASTER), L.P.
By	The Värde Fund XII G.P., L.P., Its General Partner
By:	The Värde Fund XII UGP, LLC, its General Partner
By	Värde Partners, L.P., Its Managing Member
By	Värde Partners, Inc., Its General Partner

ANNEX I

[Attached]

SCHEDULE 2.01

COMMITMENTS

Term Loan

Lender	Term Loan Commitment Amount	Term Loan Commitment Percentage
The VÄRDE Fund VI-A, L.P.	$2,400,000.00	3.0%
VÄRDE INVESTMENT PARTNERS, L.P.	$5,440,000.00	6.8%
THE VÄRDE FUND XI (MASTER), L.P.	$33,280,000.00	41.6%
VÄRDE investment partners (offshore) master, L.p.	$4,800,000.00	6.0%
THE VÄRDE SKYWAY Master fund, L.P.	$10,400,000.00	13.0%
THE VÄRDE FUND XII (mASTER), L.P.	$23,680,000.00	29.6%
TOTAL:	$80,000,000.00	100%

Lender	Delayed Draw Term Loan Commitment Amount	Delayed Draw Term Loan Commitment Percentage
The VÄRDE Fund VI-A, L.P.	$2,100,000.00	3.0%
VÄRDE INVESTMENT PARTNERS, L.P.	$4,760,000.00	6.8%
THE VÄRDE FUND XI (MASTER), L.P.	$29,120,000.00	41.6%
VÄRDE investment partners (offshore) master, L.p.	$4,200,000.00	6.0%
THE VÄRDE SKYWAY Master fund, L.P.	$9,100,000.00	13.0%
THE VÄRDE FUND XII (mASTER), L.P.	$20,720,000.00	29.6%
TOTAL:	$70,000,000.00	100%